Joel Ackerman
466 Lexington Avenue
New York, New York  10017
Coventry Health Care, Inc. (CVH)
November 25, 2003


Exhibit 99.2
------------

     On November 25, 2003, Equity Partners distributed an aggregate of 1,999,996 shares of Common Stock to its partners. As a result of the November 25, 2003 distribution, Mr. Moorhead received 3,919 shares of Common Stock. As stated above, Mr. Moorhead individually and directly owns an aggregate amount of 35,039 shares of Common Stock.

Joel Ackerman
466 Lexington Avenue
New York, New York  10017
Coventry Health Care, Inc. (CVH)
November 25, 2003


1.   Name:     Rodman W. Moorhead, III (Director)
     Address:  466 Lexington Avenue
               New York, New York  10017


Designated Filer:             Joel Ackerman
Issuer & Ticker Symbol:       Coventry Health Care, Inc. (CVH)
Date of Transaction Giving
Rise to Filing:               November 25, 2003

Joel Ackerman
466 Lexington Avenue
New York, New York  10017
Coventry Health Care, Inc. (CVH)
November 25, 2003


Director
/s/  Scott A. Arenare                                  November 26, 2003
-----------------------------------------------        -----------------
Name: Scott A. Arenare                                        Date
Title: Attorney in Fact for Director Mr.
Rodman W. Moorhead, pursuant to the Power
of Attorney, dated January 1, 2003, filed as
Exhibit 24 to the Form 4 filed on May 30, 2003
which is incorporated herein by reference.